Contacts:	For Media:	For Financials:
	John Oxford	James C. Mabry IV
	Senior Vice President	Executive Vice President
	Director of Marketing	Chief Financial Officer
	(662) 680-1219	(662) 680-1281

RENASANT CORPORATION ANNOUNCES
EARNINGS FOR THE FIRST QUARTER OF 2021

TUPELO, MISSISSIPPI (April 27, 2021) - Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced earnings results for the first quarter of 2021. Net income for the first quarter of 2021 was $57.9 million, as compared to $2.0 million for the first quarter of 2020. Basic and diluted earnings per share (“EPS”) were $1.03 and $1.02, respectively, for the first quarter of 2021, as compared to basic and diluted EPS of $0.04 for the first quarter of 2020.

“Our first quarter results are a good start to the year and speak to the talent of the Renasant team,” commented C. Mitchell Waycaster, Renasant President and Chief Executive Officer. “We saw a significant increase in our deposits, particularly noninterest-bearing deposits, and achieved net loan growth when excluding PPP loans, while our asset quality metrics remained stable. As pandemic-related restrictions continue to be relaxed and business activity appears to be accelerating throughout our region, we believe we are well positioned to capitalize on opportunities. As we move forward, we will continue to emphasize improving operating efficiency as we build core earnings.”

Impact of Certain Expenses and Charges
From time to time, the Company incurs expenses and charges with respect to which management is unable to accurately predict when these expenses or charges will be incurred or, when incurred, the amount of such expenses or charges. The following tables present the impact of these expenses and charges on reported EPS for the first quarter of 2021 and the same period in 2020. The “COVID-19 related expenses” line item primarily consists of (a) employee overtime and employee benefit accruals directly related to the Company’s response to both the COVID-19 pandemic itself and federal legislation enacted to address the pandemic, such as the CARES Act, and (b) expenses associated with supplying branches with protective equipment and sanitation supplies (such as floor markings and cautionary signage for branches, face coverings and hand sanitizer) and more frequent and rigorous branch cleaning.

(in thousands, except per share data)	Three Months Ended
	March 31, 2021
	Pre-tax	After-tax	Impact to Diluted EPS
Earnings, as reported	$74,750	$57,908	$1.02
MSR valuation adjustment	(13,561)	(10,497)	(0.19)
Restructuring charges	292	226	0.01
COVID-19 related expenses	785	608	0.01
Earnings, with exclusions (Non-GAAP)	$62,266	$48,245	$0.85

	Three Months Ended
	March 31, 2020
	Pre-tax	After-tax	Impact to Diluted EPS
Earnings, as reported	$2,781	$2,008	$0.04
MSR valuation adjustment	9,571	6,911	0.12
COVID-19 related expenses	2,903	2,096	0.04
Earnings, with exclusions (Non-GAAP)	$15,255	$11,015	$0.20

A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Profitability Metrics
The following table presents the Company’s profitability metrics, including after adjusting for the impact of the mortgage servicing rights (MSR) valuation adjustment, debt prepayment penalties, restructuring charges, swap termination charges and COVID-19 related expenses, as applicable, for the dates presented:

	As Reported			With Exclusions (Non-GAAP)
	Three Months Ended			Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020	March 31, 2021	December 31, 2020	March 31, 2020
Return on average assets	1.54%	0.84%	0.06%	1.29%	1.02%	0.33%
Return on average tangible assets (Non-GAAP)	1.69%	0.94%	0.11%	1.41%	1.13%	0.40%
Return on average equity	10.81%	5.88%	0.38%	9.01%	7.11%	2.10%
Return on average tangible equity (Non-GAAP)	19.93%	11.26%	1.20%	16.68%	13.52%	4.41%

Financial Condition
Total assets were $15.62 billion at March 31, 2021, as compared to $14.93 billion at December 31, 2020. Total loans held for investment were $10.69 billion at March 31, 2021, as compared to $10.93 billion at December 31, 2020. Loans held for investment at March 31, 2021 included $860.9 million in Paycheck Protection Program (“PPP”) loans. Excluding PPP loans, the loan portfolio in the first quarter of 2021 grew 0.93% on an annualized basis.

The Company entered into a referral relationship with another firm in order to utilize its technology platform to originate PPP loans under the latest round of program funding. The Company earned approximately $2.3 million in referral fees from this relationship, which are recorded in noninterest income.

Total deposits increased to $12.74 billion at March 31, 2021, from $12.06 billion at December 31, 2020. Non-interest bearing deposits increased $450.3 million to $4.14 billion, or 32.47% of total deposits, at March 31, 2021, as compared to $3.69 billion, or 30.56% of total deposits, at December 31, 2020.

Continued Focus on Prudent Capital Management
The Company’s capital position, as measured by regulatory capital ratios, continues to improve. This capital strength gives the Company flexibility to accommodate future loan growth, M&A activity or share repurchases. The Company has a $50.0 million stock repurchase plan that will remain in effect through October 2021. The Company did not repurchase any shares under the plan in the first quarter of 2021.

At March 31, 2021, Tier 1 leverage capital was 9.49%, Common Equity Tier 1 ratio was 11.05%, Tier 1 risk-based capital ratio was 12.00% and total risk-based capital ratio was 15.09%. All regulatory ratios exceed the minimums required to be “well-capitalized.”

The Company’s ratio of shareholders’ equity to assets was 13.91% at March 31, 2021, as compared to 14.29% at December 31, 2020. The Company’s tangible capital ratio (non-GAAP) was 8.23% at March 31, 2021, as compared to 8.33% at December 31, 2020.

The PPP loans held on the Company’s balance sheet at March 31, 2021, negatively impacted the Company’s tangible capital ratio by 51 basis points and its leverage ratio by 70 basis points.

Results of Operations
Net interest income was $109.6 million for the first quarter of 2021, as compared to $108.1 million for the fourth quarter of 2020 and $106.6 million for the first quarter of 2020.

The following table presents the percentage of total average earning assets, by type and yield, for the periods presented:

	Percentage of Total Average Earning Assets			Yield
	Three Months Ended			Three Months Ended
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
	2021	2020	2020	2021	2020	2020
Loans held for investment excluding PPP loans	73.49%	74.79%	83.44%	4.22%	4.20%	4.93%
PPP loans	7.38	9.59	—	4.40	3.26	—
Loans held for sale	3.04	2.98	2.90	2.96	3.15	3.57
Securities	10.27	9.72	11.14	2.08	2.25	2.91
Other	5.82	2.92	2.52	0.10	0.10	1.12
Total earning assets	100.00%	100.00%	100.00%	3.74%	3.77%	4.57%

The following table presents reported taxable equivalent net interest margin and yield on loans for the periods presented (in thousands).

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Taxable equivalent net interest income	$111,264	$110,024	$108,316
Average earning assets	$13,358,677	$13,059,967	$11,609,477
Net interest margin	3.37%	3.35%	3.75%

Taxable equivalent interest income on loans held for investment	$113,072	$113,457	$118,741
Average loans held for investment	$10,802,991	$11,019,505	$9,687,285
Loan yield	4.24%	4.10%	4.93%

PPP loans benefited net interest margin and loan yield by 8 basis points and 2 basis points, respectively, in the first quarter of 2021. Increased liquidity has added pressure to net interest margin in recent quarters. The Company has aggressively lowered interest rates on interest bearing deposits, and it continues to evaluate options to mitigate the pressure on net interest margin.

The impact from interest income collected on problem loans and purchase accounting adjustments on loans to total interest income on loans held for investment, loan yield and net interest margin is shown in the following table for the periods presented (in thousands).

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Net interest income collected on problem loans	$2,180	$128	$218
Accretable yield recognized on purchased loans(1)	3,088	4,130	5,469
Total impact to interest income	$5,268	$4,258	$5,687

Impact to loan yield	0.20%	0.15%	0.24%

Impact to net interest margin	0.16%	0.13%	0.20%

(1)Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $1,272, $1,872 and $2,187 for the three months ended March 31, 2021, December 31, 2020, and March 31, 2020, respectively. This additional interest income increased loan yield by 5 basis points, 7 basis points and 9 basis points for the same periods, respectively, while increasing net interest margin by 4 basis points, 6 basis points and 8 basis points for the same periods, respectively.

For the first quarter of 2021, the cost of total deposits was 27 basis points, as compared to 33 basis points for the fourth quarter of 2020 and 72 basis points for the first quarter of 2020. The table below presents, by type, the Company’s funding sources and the total cost of each funding source for the periods presented:

	Percentage of Total Average Deposits and Borrowed Funds			Cost of Funds
	Three Months Ending			Three Months Ending
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
	2021	2020	2020	2021	2020	2020
Noninterest-bearing demand	30.20%	30.43%	23.19%	—%	—%	—%
Interest-bearing demand	46.18	44.81	44.29	0.27	0.31	0.75
Savings	6.90	6.63	6.11	0.08	0.08	0.15
Time deposits	12.94	14.00	18.98	1.02	1.20	1.71
Borrowed funds	3.78	4.13	7.43	3.21	3.05	2.46
Total deposits and borrowed funds	100.00%	100.00%	100.00%	0.38%	0.44%	0.85%

Noninterest income for the first quarter of 2021 was $81.0 million, as compared to $62.9 million for the fourth quarter of 2020 and $37.6 million for the first quarter of 2020. Mortgage production remained strong during the first quarter of 2021 with approximately $1.74 billion in interest rate lock volume. The following table presents the components of mortgage banking income for the periods presented (in thousands):

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
Gain on sales of loans, net	$33,901	$36,080	$21,782
Fees, net	4,902	5,318	2,919
Mortgage servicing income, net	(1,631)	(3,606)	405
MSR valuation adjustment	13,561	1,968	(9,571)
Mortgage banking income, net	$50,733	$39,760	$15,535

The Company recognized $1.4 million in gains on securities sold during the first quarter of 2021, and other fee income categories generally exhibited increases as well.

Noninterest expense was $115.9 million for the first quarter of 2021, as compared to $122.2 million for the fourth quarter of 2020 and $115.0 million for the first quarter of 2020. The decrease quarter over quarter is primarily related to restructuring and swap termination charges recognized in the fourth quarter of 2020. The increase in salaries and employee benefits during the first quarter of 2021 was driven by incentive expense recognized during the quarter, which was partially offset by cost savings realized from the voluntary early retirement program offered during the fourth quarter of 2020.

Asset Quality Metrics
At March 31, 2021, the Company’s credit quality metrics remained strong. The Company has continued its program of heightened credit monitoring with a particular focus on those industries more highly impacted by the pandemic, primarily the hospitality and senior housing industries. Loans on deferred payment, as offered through the Company’s loan deferral program, continue to decline and as of March 31, 2021, approximately 1.0% of the Company’s loan portfolio (excluding PPP loans) was on deferral, down from approximately 1.5% as of December 31, 2020.

The Company’s credit quality in future quarters may be impacted by both external and internal factors related to the pandemic in addition to those factors that traditionally affect credit quality. External factors outside the Company’s control include items such as the pace at which the COVID-19 vaccine is administered to residents in the Company’s markets and the United States generally, federal, state and local government measures, the re-imposition of “shelter-in-place” orders, and the economic impact of government programs, including additional fiscal stimulus and the extension of the Paycheck Protection Program. Internal factors that will potentially impact credit quality include items such as the Company’s loan deferral programs, involvement in government offered programs and the related financial impact of these programs. The impact of each of these items are unknown at this time and could materially and adversely impact future credit quality.

The table below shows nonperforming assets, which include nonperforming loans (loans 90 days or more past due and nonaccrual loans) and other real estate owned, as well as early stage delinquencies (loans 30-89 days past due) for the periods presented (in thousands).

	March 31, 2021			December 31, 2020
	Non Purchased	Purchased	Total	Non Purchased	Purchased	Total
Nonaccrual loans	$24,794	$28,947	$53,741	$20,369	$31,051	$51,420
Loans 90 days past due or more	2,235	129	2,364	3,783	267	4,050
Nonperforming loans	$27,029	$29,076	$56,105	$24,152	$31,318	$55,470
Other real estate owned	2,292	3,679	5,971	2,045	3,927	5,972
Nonperforming assets	$29,321	$32,755	$62,076	$26,197	$35,245	$61,442
Nonperforming loans/total loans			0.52%			0.51%
Nonperforming loans/total loans excluding PPP loans			0.57%			0.57%
Nonperforming assets/total assets			0.40%			0.41%
Nonperforming assets/total assets excluding PPP loans			0.42%			0.45%
Loans 30-89 days past due	$15,830	$5,971	$21,801	$17,635	$8,651	$26,286
Loans 30-89 days past due/total loans			0.20%			0.24%
Loans 30-89 days past due/total loans excluding PPP loans			0.22%			0.27%

The table below shows the total allowance for credit losses and related ratios at March 31, 2021 as compared to December 31, 2020 (in thousands).

	March 31, 2021	December 31, 2020
Allowance for credit losses on loans	$173,106	$176,144
Allowance for credit losses on deferred interest	1,375	1,500
Reserve for unfunded commitments	20,535	20,535
Total allowance for credit losses	$195,016	$198,179
Allowance for credit losses on loans/total loans	1.62%	1.61%
Allowance for credit losses on loans/total loans excluding PPP loans	1.76%	1.80%

The Company did not record any provision for credit losses during the first quarter of 2021, as compared to a provision for credit losses in the first quarter of 2020 in the amount of $26.4 million. Net loan charge-offs for the first quarter of 2021 were $3.0 million, or 0.11% of average loans held for investment on an annualized basis. The Company’s allowance for credit loss model considers economic projections, primarily the national unemployment rate and GDP, over a period of two years and based on the continual improvement in these forecasts over the last few quarters, the Company determined that additional provisioning during the first quarter of 2021 was not necessary. The Company’s coverage ratio, or the allowance for credit losses to nonperforming loans, was 308.54% as of March 31, 2021, as compared to 317.55% as of December 31, 2020.

The provision for credit losses recorded during the fourth quarter of 2020 was $10.5 million with net charge-offs of $954 thousand, or 0.03% of average loans held for sale on an annualized basis.

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time (9:00 AM Central Time) on Wednesday, April 28, 2021.

The webcast can be accessed through Renasant’s investor relations website at www.renasant.com or https://services.choruscall.com/mediaframe/webcast.html?webcastid=jph0iARs. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation 2021 First Quarter Earnings Conference Call and Webcast. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10155117 or by dialing 1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until May 7, 2021.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 116-year-old financial services institution. Renasant has assets of approximately $15.6 billion and operates 200 banking, lending, mortgage, wealth management and insurance offices in Mississippi, Tennessee, Alabama, Florida, Georgia, North Carolina and South Carolina.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
This press release may contain, or incorporate by reference, statements about Renasant Corporation that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “projects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “possible,” “may increase,” “may fluctuate,” “will likely result,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would” and “could,” are generally forward-looking in nature and not historical facts. Forward-looking statements include information about the Company’s future financial performance, business strategy, projected plans and objectives and are based on the current beliefs and expectations of management. The Company’s management believes these forward-looking statements are reasonable, but they are all inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ from those indicated or implied in the forward-looking statements, and such differences may be material. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties and, accordingly, investors should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

Currently, the most important factor that could cause the Company’s actual results to differ materially from those in forward-looking statements is the continued impact of the COVID-19 pandemic and related governmental measures to respond to the pandemic on the United States economy and the economies of the markets in which the Company operates and its participation in government programs related to the pandemic. In this press release, the Company has addressed the historical impact of the pandemic on the operations of the Company and set forth certain expectations regarding the COVID-19 pandemic’s future impact on the Company’s business, financial condition, results of operations, liquidity, asset quality, capital, cash flows and prospects. The Company believes that its statements regarding future events and conditions in light of the COVID-19 pandemic are reasonable, but these statements are based on assumptions regarding, among other things, how long the pandemic will continue, the pace at which the COVID-19 vaccine can be distributed and administered to residents of the markets the Company serves and the United States generally, the duration, extent and effectiveness of the governmental measures implemented to contain the pandemic and ameliorate its impact on businesses and individuals throughout the United States, and the impact of the pandemic and the government’s virus containment measures on national and local economies, all of which are out of the Company’s control. If the Company’s assumptions underlying its statements about future events prove to be incorrect, the Company’s business, financial condition, results of operations, liquidity, asset quality, capital, cash flows and prospects may be materially different from what is presented in the Company’s forward-looking statements.

Important factors other than the COVID-19 pandemic currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: (i) the Company’s ability to efficiently integrate acquisitions into its operations, retain the customers of these businesses, grow the acquired operations and realize the cost savings expected from an acquisition to the extent and in the timeframe anticipated by management; (ii) the effect of economic conditions and interest rates on a national, regional or international basis; (iii) timing and success of the implementation of changes in operations to achieve enhanced earnings or effect cost savings; (iv) competitive pressures in the consumer finance, commercial finance, insurance, financial services, asset management, retail banking, mortgage lending and auto lending industries; (v) the financial resources of, and products available from, competitors; (vi) changes in laws and regulations as well as changes in accounting standards; (vii) changes in policy by regulatory agencies; (viii) changes in the securities and foreign exchange markets; (ix) the Company’s potential growth, including its entrance or expansion into new markets, and the need for sufficient capital to support that growth; (x) changes in the quality or composition of the Company’s loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers; (xi) an insufficient allowance for credit losses as a result of inaccurate assumptions; (xii) general economic, market or business conditions, including the impact of inflation; (xiii) changes in demand for loan products and financial services; (xiv) concentration of credit exposure; (xv) changes or the lack of changes in interest rates, yield curves and interest rate spread relationships; (xvi) increased cybersecurity risk, including potential network breaches, business disruptions or financial losses; (xvii) civil unrest, natural disasters, epidemics and other catastrophic events in the Company’s geographic area; (xviii) the impact, extent and timing of technological changes; and (xix) other circumstances, many of which are beyond management’s control. The COVID-19 pandemic has exacerbated, and is likely to continue to exacerbate, the impact of any of these factors on the Company.

Management believes that the assumptions underlying the Company’s forward-looking statements are reasonable, but any of the assumptions could prove to be inaccurate. Investors are urged to carefully consider the risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.renasant.com and the SEC’s website at www.sec.gov.

The Company undertakes no obligation, and specifically disclaims any obligation, to update or revise forward-looking statements, whether as a result of new information or to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by federal securities laws.

NON-GAAP FINANCIAL MEASURES:
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains non-GAAP financial measures, namely, earnings, with exclusions, return on average tangible shareholders’ equity, return on average tangible assets, the ratio of tangible equity to tangible assets (commonly referred to as the “tangible capital ratio”), tangible book value per share and the adjusted efficiency ratio. These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets and/or certain charges (such as, when applicable, COVID-19 related expenses, restructuring charges, debt prepayment penalties, swap termination charges and asset valuation adjustments) with respect to which the Company is unable to accurately predict when these charges will be incurred or, when incurred, the amount thereof. With respect to COVID-19 related expenses in particular, management added these expenses as a charge to exclude when calculating non-GAAP financial measures because the expenses included within this line item (as discussed earlier in this release) are readily quantifiable and possess the same characteristics with respect to management’s inability to accurately predict the timing or amount thereof as the other charges excluded when calculating non-GAAP financial measures. Management uses these non-GAAP financial measures when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indicators of its operating performance, particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets such as goodwill and the core deposit intangible and charges such as restructuring charges and COVID-19 related expenses can vary extensively from company to company and, as to intangible assets, are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables at the end of this release under the caption “Reconciliation of GAAP to Non-GAAP.”

None of the non-GAAP financial information that the Company has included in this release is intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to similarly titled measures presented by other companies. Also, there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

###

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
						Q1 2021-	For The Three Months Ending
	2021	2020				Q4 2020	March 31,
	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2021	2020	Variance
Statement of earnings
Interest income - taxable equivalent basis	$123,378	$123,823	$123,677	$125,630	$131,887	(0.36)%	$123,378	$131,887	(6.45)%
Interest income	$121,762	$121,926	$122,078	$123,955	$130,173	(0.13)	$121,762	$130,173	(6.46)
Interest expense	12,114	13,799	15,792	18,173	23,571	(12.21)	12,114	23,571	(48.61)
Net interest income	109,648	108,127	106,286	105,782	106,602	1.41	109,648	106,602	2.86
Provision for credit losses	—	10,500	23,100	26,900	26,350	(100.00)	—	26,350	(100.00)
Net interest income after provision	109,648	97,627	83,186	78,882	80,252	12.31	109,648	80,252	36.63
Service charges on deposit accounts	8,023	7,938	7,486	6,832	9,070	1.07	8,023	9,070	(11.54)
Fees and commissions on loans and deposits	3,900	3,616	3,402	2,971	3,054	7.85	3,900	3,054	27.70
Insurance commissions and fees	2,237	2,193	2,681	2,125	1,991	2.01	2,237	1,991	12.36
Wealth management revenue	4,792	4,314	4,364	3,824	4,002	11.08	4,792	4,002	19.74
Securities gains (losses)	1,357	15	—	31	—	8,946.67	1,357	—	—
Mortgage banking income	50,733	39,760	49,714	45,490	15,535	27.60	50,733	15,535	226.57
Other	9,995	5,028	3,281	2,897	3,918	98.79	9,995	3,918	155.10
Total noninterest income	81,037	62,864	70,928	64,170	37,570	28.91	81,037	37,570	115.70
Salaries and employee benefits	78,696	74,432	75,406	79,361	73,189	5.73	78,696	73,189	7.52
Data processing	5,451	5,373	5,259	5,047	5,006	1.45	5,451	5,006	8.89
Occupancy and equipment	12,538	13,153	13,296	13,511	14,120	(4.68)	12,538	14,120	(11.20)
Other real estate	41	683	1,033	620	418	(94.00)	41	418	(90.19)
Amortization of intangibles	1,598	1,659	1,733	1,834	1,895	(3.68)	1,598	1,895	(15.67)
Restructuring charges	292	7,365	—	—	—	(96.04)	292	—	—
Swap termination charges	—	2,040	—	—	—	(100.00)	—	—	—
Debt prepayment penalty	—	3	28	90	—	(100.00)	—	—	—
Other	17,319	17,444	19,755	17,822	20,413	(0.72)	17,319	20,413	(15.16)
Total noninterest expense	115,935	122,152	116,510	118,285	115,041	(5.09)	115,935	115,041	0.78
Income before income taxes	74,750	38,339	37,604	24,767	2,781	94.97	74,750	2,781	2,587.88
Income taxes	16,842	6,818	7,612	4,637	773	147.02	16,842	773	2,078.78
Net income	$57,908	$31,521	$29,992	$20,130	$2,008	83.71	$57,908	$2,008	2,783.86
Basic earnings per share	$1.03	$0.56	$0.53	$0.36	$0.04	83.93	$1.03	$0.04	2,475.00
Diluted earnings per share	1.02	0.56	0.53	0.36	0.04	82.14	1.02	0.04	2,450.00
Average basic shares outstanding	56,240,201	56,197,847	56,185,884	56,165,452	56,534,816	0.08	56,240,201	56,534,816	(0.52)
Average diluted shares outstanding	56,519,199	56,489,809	56,386,153	56,325,476	56,706,289	0.05	56,519,199	56,706,289	(0.33)
Common shares outstanding	56,294,346	56,200,487	56,193,705	56,181,962	56,141,018	0.17	56,294,346	56,141,018	0.27
Cash dividend per common share	$0.22	$0.22	$0.22	$0.22	$0.22	—	$0.22	$0.22	—
Performance ratios
Return on avg shareholders’ equity	10.81%	5.88%	5.63%	3.85%	0.38%		10.81%	0.38%
Return on avg tangible s/h’s equity (non-GAAP) (1)	19.93%	11.26%	10.87%	7.72%	1.20%		19.93%	1.20%
Return on avg assets	1.54%	0.84%	0.80%	0.55%	0.06%		1.54%	0.06%
Return on avg tangible assets (non-GAAP)(2)	1.69%	0.94%	0.89%	0.63%	0.11%		1.69%	0.11%
Net interest margin (FTE)	3.37%	3.35%	3.29%	3.38%	3.75%		3.37%	3.75%
Yield on earning assets (FTE)	3.74%	3.77%	3.77%	3.95%	4.57%		3.74%	4.57%
Cost of funding	0.38%	0.44%	0.50%	0.59%	0.85%		0.38%	0.85%
Average earning assets to average assets	87.86%	87.66%	87.31%	86.88%	86.17%		87.86%	86.17%
Average loans to average deposits	87.78%	91.83%	93.31%	93.35%	93.83%		87.78%	93.83%
Noninterest income (less securities gains/
losses) to average assets	2.13%	1.68%	1.89%	1.75%	1.12%		2.13%	1.12%
Noninterest expense (less debt prepayment penalties)
to average assets	3.09%	3.26%	3.10%	3.23%	3.43%		3.09%	3.43%
Net overhead ratio	0.96%	1.58%	1.21%	1.48%	2.31%		0.96%	2.31%
Efficiency ratio (FTE)	60.29%	70.65%	65.16%	68.92%	78.86%		60.29%	78.86%
Adjusted efficiency ratio (FTE) (non-GAAP) (4)	63.85%	64.35%	62.63%	60.89%	68.73%		63.85%	68.73%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
						Q1 2021 -	As of
	2021	2020				Q4 2020	March 31,
	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2021	2020	Variance
Average Balances
Total assets	$15,203,691	$14,898,055	$14,928,159	$14,706,027	$13,472,550	2.05%	$15,203,691	$13,472,550	12.85%
Earning assets	13,358,677	13,059,967	13,034,422	12,776,643	11,609,477	2.29	13,358,677	11,609,477	15.07
Securities	1,372,123	1,269,108	1,269,565	1,295,539	1,292,875	8.12	1,372,123	1,292,875	6.13
Loans held for sale	406,397	389,435	378,225	340,582	336,829	4.36	406,397	336,829	20.65
Loans, net of unearned income	10,802,991	11,019,505	11,041,684	10,616,147	9,687,285	(1.96)	10,802,991	9,687,285	11.52
Intangibles	969,001	970,624	972,394	974,237	975,933	(0.17)	969,001	975,933	(0.71)
Noninterest-bearing deposits	3,862,422	3,808,595	3,723,059	3,439,634	2,586,963	1.41	3,862,422	2,586,963	49.30
Interest-bearing deposits	8,444,766	8,190,997	8,109,844	7,933,035	7,737,615	3.10	8,444,766	7,737,615	9.14
Total deposits	12,307,188	11,999,592	11,832,903	11,372,669	10,324,578	2.56	12,307,188	10,324,578	19.20
Borrowed funds	483,907	516,414	719,800	1,000,789	829,320	(6.29)	483,907	829,320	(41.65)
Shareholders' equity	2,172,425	2,132,375	2,119,500	2,101,092	2,105,143	1.88	2,172,425	2,105,143	3.20

						Q1 2021 -	As of
	2021	2020				Q4 2020	March 31,
	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2021	2020	Variance
Balances at period end
Total assets	$15,622,571	$14,929,612	$14,808,933	$14,897,207	$13,900,550	4.64%	$15,622,571	$13,900,550	12.39%
Earning assets	13,781,374	13,151,707	12,984,651	13,041,846	11,980,482	4.79	13,781,374	11,980,482	15.03
Securities	1,536,041	1,343,457	1,293,388	1,303,494	1,359,129	14.33	1,536,041	1,359,129	13.02
Loans held for sale	502,002	417,771	399,773	339,747	448,797	20.16	502,002	448,797	11.86
Non purchased loans	9,292,502	9,419,540	9,424,224	9,206,101	7,802,404	(1.35)	9,292,502	7,802,404	19.10
Purchased loans	1,395,906	1,514,107	1,660,514	1,791,203	1,966,973	(7.81)	1,395,906	1,966,973	(29.03)
Total loans	10,688,408	10,933,647	11,084,738	10,997,304	9,769,377	(2.24)	10,688,408	9,769,377	9.41
Intangibles	968,225	969,823	971,481	973,214	975,048	(0.16)	968,225	975,048	(0.70)
Noninterest-bearing deposits	4,135,360	3,685,048	3,758,242	3,740,296	2,642,059	12.22	4,135,360	2,642,059	56.52
Interest-bearing deposits	8,601,548	8,374,033	8,175,898	8,106,062	7,770,367	2.72	8,601,548	7,770,367	10.70
Total deposits	12,736,908	12,059,081	11,934,140	11,846,358	10,412,426	5.62	12,736,908	10,412,426	22.32
Borrowed funds	479,814	496,310	517,706	718,490	1,179,631	(3.32)	479,814	1,179,631	(59.33)
Shareholders’ equity	2,173,701	2,132,733	2,104,300	2,082,946	2,070,512	1.92	2,173,701	2,070,512	4.98
Market value per common share	41.38	33.68	22.72	24.90	21.84	22.86	41.38	21.84	89.47
Book value per common share	38.61	37.95	37.45	37.07	36.88	1.74	38.61	36.88	4.69
Tangible book value per common share (non-GAAP)	21.41	20.69	20.16	19.75	19.51	3.48	21.41	19.51	9.74
Shareholders’ equity to assets (actual)	13.91%	14.29%	14.21%	13.98%	14.91%		13.91%	14.91%
Tangible capital ratio (non-GAAP)(3)	8.23%	8.33%	8.19%	7.97%	8.48%		8.23%	8.48%
Leverage ratio	9.49%	9.37%	9.17%	9.12%	9.90%		9.49%	9.90%
Common equity tier 1 capital ratio	11.05%	10.93%	10.80%	10.69%	10.63%		11.05%	10.63%
Tier 1 risk-based capital ratio	12.00%	11.91%	11.79%	11.69%	11.63%		12.00%	11.63%
Total risk-based capital ratio	15.09%	15.07%	14.89%	13.72%	13.44%		15.09%	13.44%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
						Q1 2021 -	As of
	2021	2020				Q4 2020	March 31,
	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2021	2020	Variance
Non purchased loans
Commercial, financial, agricultural	$1,244,580	$1,231,768	$1,137,321	$1,134,965	$1,144,004	1.04%	$1,244,580	$1,144,004	8.79%
SBA Paycheck Protection Program	860,864	1,128,703	1,307,972	1,281,278	—	(23.73)	860,864	—	—
Lease financing	75,256	75,862	82,928	80,779	84,679	(0.80)	75,256	84,679	(11.13)
Real estate - construction	933,586	827,152	738,873	756,872	745,066	12.87	933,586	745,066	25.30
Real estate - 1-4 family mortgages	2,380,920	2,356,564	2,369,292	2,342,987	2,356,627	1.03	2,380,920	2,356,627	1.03
Real estate - commercial mortgages	3,676,160	3,649,629	3,610,642	3,400,718	3,242,172	0.73	3,676,160	3,242,172	13.39
Installment loans to individuals	121,136	149,862	177,195	208,502	229,856	(19.17)	121,136	229,856	(47.30)
Loans, net of unearned income	$9,292,502	$9,419,540	$9,424,223	$9,206,101	$7,802,404	(1.35)	$9,292,502	$7,802,404	19.10
Purchased loans
Commercial, financial, agricultural	$143,843	$176,513	$202,768	$225,355	$280,572	(18.51)	$143,843	$280,572	(48.73)
Real estate - construction	22,332	30,952	34,246	34,236	42,829	(27.85)	22,332	42,829	(47.86)
Real estate - 1-4 family mortgages	305,141	341,744	391,102	445,526	489,674	(10.71)	305,141	489,674	(37.68)
Real estate - commercial mortgages	872,867	905,223	966,367	1,010,035	1,066,536	(3.57)	872,867	1,066,536	(18.16)
Installment loans to individuals	51,723	59,675	66,031	76,051	87,362	(13.33)	51,723	87,362	(40.79)
Loans, net of unearned income	$1,395,906	$1,514,107	$1,660,514	$1,791,203	$1,966,973	(7.81)	$1,395,906	$1,966,973	(29.03)
Asset quality data
Non purchased assets
Nonaccrual loans	$24,794	$20,369	$18,831	$16,591	$21,384	21.72	$24,794	$21,384	15.95
Loans 90 past due or more	2,235	3,783	1,826	3,993	4,459	(40.92)	2,235	4,459	(49.88)
Nonperforming loans	27,029	24,152	20,657	20,584	25,843	11.91	27,029	25,843	4.59
Other real estate owned	2,292	2,045	3,576	4,694	3,241	12.08	2,292	3,241	(29.28)
Nonperforming assets	$29,321	$26,197	$24,233	$25,278	$29,084	11.93	$29,321	$29,084	0.81
Purchased assets
Nonaccrual loans	$28,947	$31,051	$24,821	$21,361	$19,090	(6.78)	$28,947	$19,090	51.63
Loans 90 past due or more	129	267	318	2,158	5,104	(51.69)	129	5,104	(97.47)
Nonperforming loans	29,076	31,318	25,139	23,519	24,194	(7.16)	29,076	24,194	20.18
Other real estate owned	3,679	3,927	4,576	4,431	5,430	(6.32)	3,679	5,430	(32.25)
Nonperforming assets	$32,755	$35,245	$29,715	$27,950	$29,624	(7.06)	$32,755	$29,624	10.57
Net loan charge-offs (recoveries)	$3,038	$954	$389	$1,698	$811	218.45	$3,038	$811	274.60
Allowance for credit losses on loans	$173,106	$176,144	$168,098	$145,387	$120,185	(1.72)	$173,106	$120,185	44.03
Annualized net loan charge-offs / average loans	0.11%	0.03%	0.01%	0.06%	0.03%		0.11%	0.03%
Nonperforming loans / total loans*	0.52%	0.51%	0.41%	0.40%	0.51%		0.52%	0.51%
Nonperforming assets / total assets*	0.40%	0.41%	0.36%	0.36%	0.42%		0.40%	0.42%
Allowance for credit losses on loans / total loans*	1.62%	1.61%	1.52%	1.32%	1.23%		1.62%	1.23%
Allowance for credit losses on loans / nonperforming loans*	308.54%	317.55%	367.05%	329.65%	240.19%		308.54%	240.19%
Nonperforming loans / total loans**	0.29%	0.26%	0.22%	0.22%	0.33%		0.29%	0.33%
Nonperforming assets / total assets**	0.19%	0.18%	0.16%	0.17%	0.21%		0.19%	0.21%
*Based on all assets (includes purchased assets)
**Excludes all purchased assets

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ending
	March 31, 2021			December 31, 2020			March 31, 2020
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans
Non purchased	$8,362,793	$81,928	3.97%	$8,167,922	$81,626	3.98%	$7,654,662	$88,554	4.65%
Purchased	1,454,637	20,457	5.69%	1,598,593	21,560	5.37%	2,032,623	30,187	5.97%
SBA Paycheck Protection Program	985,561	10,687	4.40%	1,252,990	10,271	3.26%	—	—	—%
Total loans	10,802,991	113,072	4.24%	11,019,505	113,457	4.10%	9,687,285	118,741	4.93%
Loans held for sale	406,397	2,999	2.96%	389,435	3,083	3.15%	336,829	2,988	3.57%
Securities:
Taxable(1)	1,065,779	4,840	1.82%	985,695	4,953	2.00%	1,067,274	7,289	2.75%
Tax-exempt	306,344	2,284	2.98%	283,413	2,238	3.14%	225,601	2,058	3.67%
Total securities	1,372,123	7,124	2.08%	1,269,108	7,191	2.25%	1,292,875	9,347	2.91%
Interest-bearing balances with banks	777,166	183	0.10%	381,919	92	0.10%	292,488	811	1.12%
Total interest-earning assets	13,358,677	123,378	3.74%	13,059,967	123,823	3.77%	11,609,477	131,887	4.57%
Cash and due from banks	205,830			196,552			186,317
Intangible assets	969,001			970,624			975,933
Other assets	670,183			670,912			700,823
Total assets	$15,203,691			$14,898,055			$13,472,550
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand(2)	$5,906,230	$3,932	0.27%	$5,607,906	$4,380	0.31%	$4,939,757	$9,253	0.75%
Savings deposits	882,758	169	0.08%	830,304	165	0.08%	681,182	252	0.15%
Time deposits	1,655,778	4,178	1.02%	1,752,787	5,296	1.20%	2,116,676	8,989	1.71%
Total interest-bearing deposits	8,444,766	8,279	0.40%	8,190,997	9,841	0.48%	7,737,615	18,494	0.96%
Borrowed funds	483,907	3,835	3.21%	516,414	3,958	3.05%	829,320	5,077	2.46%
Total interest-bearing liabilities	8,928,673	12,114	0.55%	8,707,411	13,799	0.63%	8,566,935	23,571	1.11%
Noninterest-bearing deposits	3,862,422			3,808,595			2,586,963
Other liabilities	240,171			249,674			213,509
Shareholders’ equity	2,172,425			2,132,375			2,105,143
Total liabilities and shareholders’ equity	$15,203,691			$14,898,055			$13,472,550
Net interest income/ net interest margin		$111,264	3.37%		$110,024	3.35%		$108,316	3.75%
Cost of funding			0.38%			0.44%			0.85%
Cost of total deposits			0.27%			0.33%			0.72%

(1) U.S. Government and some U.S. Government Agency securities are tax-exempt in the states in which the Company operates.
(2) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
	RECONCILIATION OF GAAP TO NON-GAAP

	2021	2020
	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter
Net income (GAAP)	$57,908	$31,521	$29,992	$20,130	$2,008
Amortization of intangibles	1,598	1,659	1,733	1,834	1,895
Tax effect of adjustment noted above (A)	(361)	(297)	(374)	(335)	(527)
Tangible net income (non-GAAP)	$59,145	$32,883	$31,351	$21,629	$3,376

Net income (GAAP)	$57,908	$31,521	$29,992	$20,130	$2,008
Debt prepayment penalties	—	3	28	90	—
MSR valuation adjustment	(13,561)	(1,968)	(828)	4,951	9,571
Restructuring charges	292	7,365	—	—	—
Swap termination charges	—	2,040	—	—	—
COVID-19 related expenses	785	613	570	6,257	2,903
Tax effect of adjustment noted above (A)	2,820	(1,443)	50	(2,065)	(3,467)
Net income with exclusions (non-GAAP)	$48,244	$38,131	$29,812	$29,363	$11,015

Average shareholders’ equity (GAAP)	$2,172,425	$2,132,375	$2,119,500	$2,101,092	$2,105,143
Intangibles	969,001	970,624	972,394	974,237	975,933
Average tangible s/h’s equity (non-GAAP)	$1,203,424	$1,161,751	$1,147,106	$1,126,855	$1,129,210

Average total assets (GAAP)	$15,203,691	$14,898,055	$14,928,159	$14,706,027	$13,472,550
Intangibles	969,001	970,624	972,394	974,237	975,933
Average tangible assets (non-GAAP)	$14,234,690	$13,927,431	$13,955,765	$13,731,790	$12,496,617

Actual shareholders’ equity (GAAP)	$2,173,701	$2,132,733	$2,104,300	$2,082,946	$2,070,512
Intangibles	968,225	969,823	971,481	973,214	975,048
Actual tangible s/h’s equity (non-GAAP)	$1,205,476	$1,162,910	$1,132,819	$1,109,732	$1,095,464

Actual total assets (GAAP)	$15,622,571	$14,929,612	$14,808,933	$14,897,207	$13,900,550
Intangibles	968,225	969,823	971,481	973,214	975,048
Actual tangible assets (non-GAAP)	$14,654,346	$13,959,789	$13,837,452	$13,923,993	$12,925,502

(A) Tax effect is calculated based on respective periods effective tax rate.

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
	RECONCILIATION OF GAAP TO NON-GAAP

	2021	2020
	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter
(1) Return on Average Equity
Return on avg s/h’s equity (GAAP)	10.81%	5.88%	5.63%	3.85%	0.38%
Effect of adjustment for intangible assets	9.12%	5.38%	5.24%	3.87%	0.82%
Return on avg tangible s/h’s equity (non-GAAP)	19.93%	11.26%	10.87%	7.72%	1.20%

Return on avg s/h’s equity (GAAP)	10.81%	5.88%	5.63%	3.85%	0.38%
Effect of exclusions from net income	(1.80)%	1.23%	(0.03)%	1.77%	1.72%
Return on avg s/h’s equity with excl. (non-GAAP)	9.01%	7.11%	5.60%	5.62%	2.10%
Effect of adjustment for intangible assets	7.67%	6.41%	5.21%	5.39%	2.31%
Return on avg tangible s/h’s equity with exclusions (non-GAAP)	16.68%	13.52%	10.81%	11.01%	4.41%

(2) Return on Average Assets
Return on avg assets (GAAP)	1.54%	0.84%	0.80%	0.55%	0.06%
Effect of adjustment for intangible assets	0.15%	0.10%	0.09%	0.08%	0.05%
Return on avg tangible assets (non-GAAP)	1.69%	0.94%	0.89%	0.63%	0.11%

Return on avg assets (GAAP)	1.54%	0.84%	0.80%	0.55%	0.06%
Effect of exclusions from net income	(0.25)%	0.18%	(0.01)%	0.25%	0.27%
Return on avg assets with exclusions (non-GAAP)	1.29%	1.02%	0.79%	0.80%	0.33%
Effect of adjustment for intangible assets	0.12%	0.11%	0.10%	0.10%	0.07%
Return on avg tangible assets with exclusions (non-GAAP)	1.41%	1.13%	0.89%	0.90%	0.40%

(3) Shareholder Equity Ratio
Shareholders’ equity to actual assets (GAAP)	13.91%	14.29%	14.21%	13.98%	14.91%
Effect of adjustment for intangible assets	5.68%	5.96%	6.02%	6.01%	6.43%
Tangible capital ratio (non-GAAP)	8.23%	8.33%	8.19%	7.97%	8.48%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	2021	2020
	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter
Interest income (FTE)	$123,378	$123,823	$123,677	$125,630	$131,887
Interest expense	12,114	13,799	15,792	18,173	23,571
Net Interest income (FTE)	$111,264	$110,024	$107,885	$107,457	$108,316

Total noninterest income	$81,037	$62,864	$70,928	$64,170	$37,570
Securities gains (losses)	1,357	15	—	31	—
MSR valuation adjustment	13,561	1,968	828	(4,951)	(9,571)
Total adjusted noninterest income	$66,119	$60,881	$70,100	$69,090	$47,141

Total noninterest expense	$115,935	$122,152	$116,510	$118,285	$115,041
Amortization of intangibles	1,598	1,659	1,733	1,834	1,895
Debt prepayment penalty	—	3	28	90	—
Restructuring charges	292	7,365	—	—	—
Swap termination charges	—	2,040	—	—	—
COVID-19 related expenses	785	613	570	6,257	2,903
Provision for unfunded commitments	—	500	2,700	2,600	3,400
Total adjusted noninterest expense	$113,260	$109,972	$111,479	$107,504	$106,843

Efficiency Ratio (GAAP)	60.29%	70.65%	65.16%	68.92%	78.86%
(4) Adjusted Efficiency Ratio (non-GAAP)	63.85%	64.35%	62.63%	60.89%	68.73%